EXHIBIT 10.36

                                  DELANO GROUP
                              S E C U R 1 T1 I E S
                                                               DAVID R.  ASPLUND
                                                                       President

                                                         DELANO GROUP SECURITIES
                                                       141 W.  Jackson Boulevard
                                                                      Suite 2176
                                                         Chicago, Illinois 60604
                                                                    888.499.1950
                                                                    312.588.1950
                                                                Fax 312.588.1949

                                             2/16/00


TO:         James Howson, Chairman & CEO
            Barbara Will, President
            IPVoice.com, Inc.

Re:         Private Placement of Securities of IPVoice.Com, Inc.

Dear James and Barbara,

            Per our conversation, IPVoice.Com, Inc. (together with any present and future subsidiaries, successors and affiliates of IPVoice.Com, Inc. "the Company") hereby retains Delano Group Securities, LLC ("De1ano") to serve as financial advisor to and placement agent for the Company with respect to the private placement ("P1acement") of securities of the Company pursuant to the offering exemption afforded by the Securities of 1933, as amended (the "1933 Act") arid Section 4(2) and/or Regulation D promulgated under the 1933 Act ("Regulation D"). A schedule of agreed upon terms and conditions of the Placement shall be substantially as shown in Exhibit A attached hereto and incorporated herein by reference (the "Term Sheet").

            Delano is being retained to provide the services described herein solely to the Company, and it is agreed that the engagement of Delano is not, and shall not be deemed to be, on behalf of, and is not intended to confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity other than the Company. No one other the Company shall be permitted to rely upon this engagement letter or the agreements made herein (the "Agreement") or any of the advice, statements or actions of Delano. The Agreement may not be assigned by the Company without prior written consent of Delano.

            Company will furnish Delano with all information and material concerning the Company that Delano requests in connections with the performance of its obligations hereunder. The Company represents and warrants that all information provided or made available to Delano by the Company at all times during the period of the Agreement is and shall be complete and true in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement thereof not misleading in light of the circumstances under which such statements are made. The Company represents and warrants that any projections provided to

Delano will have been prepared in good faith and will be based upon assumptions that, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that in rendering its services hereunder Delano will be using and relying on, without independent investigation or



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verification,  all information  furnished to Delano or to be furnished to Delano by or on the Company's behalf as well as publicly available information. The Company understands that in rendering its services hereunder, Delano will also rely upon the advice of counsel to the Company and other advisors to the Company as to legal, tax and other matters relating to any transaction or proposed transaction contemplated by this Agreement.

            For the services rendered pursuant to this Agreement, the Company shall pay to Delano the amounts (whether in cash, in kind, or with respect to the issuance of warrants or options) specified in Exhibit A. Such amounts shall be paid at the closing of the Placement out of escrow from the gross proceeds of the Placement and out of escrow front the gross proceeds resulting from the exercise of investment options upon conversion. The Company represents and warrants there are no brokers, placement agents, finders or other persons that have an interest in any compensation due to Delano from any transaction contemplated herein.

            Before the Company releases any information referring to Delano's role as the Company's financial advisor and placement agent with respect to the Placement or uses of Delano's name in a manner which may result in public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to Delano for comment, and shall not release any information relating thereto without the prior written consent of Delano. Nothing herein shall prevent the Company from releasing any information to the extent that such release is required by law.

            The Company agrees that, following the consummation of the Placement, Delano shall have the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company hereunder, provided that Delano will submit a copy of any such advertisements to the Company for its prior approval, which approval shall no be unreasonably withheld.

            The  Company  agrees to  indemnify  and hold  harmless  Delano,  its affiliates and their respective officers, directors, members, partners, employees, agents and affiliates and control persons of any of the above (each an 'Indemnified Person") from and against all claims, liabilities, loses or damages (or actions in respect thereof) or other expenses that (a) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or
(ii) actions taken or omitted to be taken by an Indemnified Person with the consent of or in conformity with the actions or omissions of the Company or (b) are otherwise related to arise out of Delano's duly authorized activities on behalf of the Company. The Company shall not be responsible, however, for any losses, claims damages. liabilities or expenses pursuant to clause (b) of the preceding sentence that are finally judicially determined to have resulted solely from Delano's or such other Indemnified Person's reckless or wrongful conduct. The Company agrees to reimburse each Indemnified Person for all out of pocket expenses (including fees and expenses of counsel for such Indemnified Person) 'for such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or- claim, whether or not to connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of an Indemnified Person under the Agreement. To the extent the foregoing indemnification clause is unavailable in full to an Indemnified Person or insufficient to hold an Indemnified Person harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such claim, liability, loss, damage or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Delano on the other, but, also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations, subject to the limitation that in any event the aggregate contribution of all Indemnified Pet-sons to all losses, claims, liabilities, damages or expenses shall not exceed the amount of fees actually received by Delano pursuant to this Agreement. It is hereby further



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agreed that the  relative  benefits to the Company on the one hand and Delano on the other with respect to any transaction or proposed transactions contemplated by this Agreement shall be deemed to be in same proportion as (a) the total value of transaction or proposed transaction bears to (b) the fees paid to Delano with respect to such transaction.

            The Company represents and warrants that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of the transaction contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates any law, regulation. Contract or order binding the Company.

            The terms, provisions and conditions of this Agreement are solely for the benefit of the Company and Delano and the other Indemnified Persons and their respective heirs, successors and permitted assigns and no other person or entity shall acquire or have a right by virtue of this Agreement. This Agreement (including all exhibits and any addenda or schedules attached hereto) contains the entire understanding and agreement between the parties hereto with respect to Delano's engagement hereunder, and all prior discussions are hereby merged into this Agreement.

            This Agreement shall be governed and construed under the laws of the State of Illinois without regard to such state's conflicts of law principles and may be amended, modified or supplemented only by written instrument executed by parties hereto. The parties hereto each hereby submits to the jurisdiction and venue of the federal courts located in the County of Cook, sitting in Chicago, Illinois in connection with any dispute related to this Agreement, the Placement or any other matter contemplated hereby.

            If the foregoing correctly sets forth the entire understanding and agreement between the Company and Delano, please so indicate by executing this Agreement as indicated below and return an executed copy to Delano, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

Very truly yours,

DELANO GROUP SECURITIES, LLC.

By:  /s/ David R. Asplund, President
------------------------------------------
        David R. Asplund, President


ACKNOWLEDGED AND AGREED THIS THE       DAY OF FEBRUARY, 2000.
IPVOICE.COM, INC.


By:  /s/ James Howson
------------------------------------
James Howson, Chairman and CEO

By:  /s/ Barbara Will
-----------------------------
Barbara Will, President